FORM N-SAR

File No. 811-05038

Semi-Annual Period Ended June 30, 2017

Exhibit Index

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

77Q1(e):	(i)	Investment Subadvisory Agreement, dated March 1, 2017, by and among Clearwater Investment Trust (the “Trust”), on behalf of the Clearwater Small Companies Fund, Clearwater Management Co., Inc. (the “Manager”) and Keeley-Teton Advisors, LLC (“Keeley-Teton”) is contained herein by reference to the Trust’s Post-Effective Amendment No. 50 to its Registration Statement, as filed with the Securities and Exchange Commission (“SEC”) on April 28, 2017 (SEC Accession No. 0000897101-17-000489).